PRESS RELEASE

SYNTROLEUM ANNOUNCES THIRD QUARTER RESULTS

For Immediate Release

Tuesday, October 31, 2006

Contact:	Gary Gamino

Syntroleum Corporation

Tulsa – (918) 592-7900

www.syntroleum.com

Tulsa, OK(Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the third quarter ended September 30, 2006. The Company reported a net loss of $13.0 million, or ($0.23) per share, for the current quarter compared to a net loss of $15.4 million, or ($0.28) per share, for the third quarter of 2005. The Company incurred a net loss of $41.6 million, or ($0.74) per share, for the nine months ended September 30, 2006, compared to a net loss of $27.6 million, or ($0.52) per share, during the same period of 2005. The Company’s cash balance at September 30, 2006 was $38.3 million. This compares to a cash balance of $69.7 million at December 31, 2005. “We expect the substantial cost savings brought about by the completion of our data accumulation program with regards to catalyst life and quality of fuels and our operational streamlining to have a positive impact on our bottom line,” said Jack Holmes, president and CEO of Syntroleum. “We believe that the Company’s operating life has been extended as a result, affording us additional time to continue the job of commercializing our technology and evaluate ways to further strengthen our balance sheet.”

Third Quarter 2006 vs. Third Quarter 2005

Third quarter 2006 revenues were $2.9 million, an increase of $2.2 million from the third quarter of 2005. The increase in revenues is the result of revenues related to joint development agreements with the United States Department of Defense and GTL fuel sales to both the United States Department of Transportation and Department of Defense.

The Company incurred expenses for the quarter ended September 30, 2006 of $5.4 million related to research, development, and engineering programs, including $2.0 million of expenditures at its Catoosa

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Syntroleum Announces Third Quarter Results

October 31, 2006

Demonstration Facility, compared to $5.4 million for these activities in the quarter ended September 30, 2005. General, administrative and other expenses for the quarter ended September 30, 2006 were $7.5 million, including $1.7 million for non-cash equity compensation. This compares to $4.9 million of general, administrative and other expenses for the same period last year, including $0.5 million of non-cash equity compensation.

Depreciation, depletion, impairment, and amortization for the quarter ended September 30, 2006 was $2.8 million compared to $3.6 million for the same period in 2005. Other income (expense) for the quarter ended September 30, 2006 was an expense of $0.3 million, compared to $25,000 of other income for the same period last year. The variance is the result of foreign currency exchange rates in the third quarter of 2006.

Nine Months ended September 30, 2006 vs. Nine Months ended September 30, 2005

Revenues for the nine months ended September 30, 2006 were $3.6 million compared to $7.1 million for the same period in 2005. Revenues for 2006 are the result of joint development agreements with the United States Department of Defense and GTL fuel sales to both the United States Department of Transportation and Department of Defense. Revenues recognized in 2005 included the recognition of $5.8 million of previously deferred revenues in 2005 related to the delivery of fuels under the Company’s work with the United States Department of Energy’s (“DOE”) Ultra-Clean Fuels Demonstration Project.

The Company incurred expenses for the nine months ended September 30, 2006 of $17.7 million related to research, development, and engineering programs, including $7.6 million of expenditures at its Catoosa Demonstration Facility, compared to $14.6 million, including $7.0 million of expenditures at the Catoosa Demonstration Facility, for these activities during the nine months ended September 30, 2005. The Company has discontinued operations at the CDF and the Pilot Plant to eliminate ongoing expenditures; the Company will be documenting the research data obtained from these previous research and development operations in order to assist in commercializing its technology.

General, administrative and other expenses for the nine months ended September 30, 2006 were $21.1 million, including $5.2 million of non-cash equity compensation. This compares to $17.0 million of general, administrative and other expenses for the same period last year, including $3.8 million of non-cash equity compensation.

Depreciation, depletion, impairment and amortization expense for the nine months ended September 30, 2006 totaled $5.3 million, compared to $3.9 million for the nine months ended September 30, 2005. The increase resulted from impairment of international oil and gas geophysical and geological costs associated with certain international prospects that are no longer being pursued. Other Income (expense) for the nine months ended September 30, 2006 was an expense of $1.5 million, compared to income of $4.0 million for the nine months ended September 30, 2005. This variance resulted from the conveyance of interests in Oil

Syntroleum Announces Third Quarter Results

October 31, 2006

Mining Lease 113 (“Aje”) offshore Nigeria to other project participants for $9.4 million, resulting in a gain of $3.6 million in 2005.

The Company’s third quarter 2006 conference call will take place Tuesday, October 31, 2006 at 10:00 AM ET, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary GTL and coal-to-liquids process for converting natural gas and/or coal into synthetic liquid hydrocarbons. The Company plans to use its technologies, as well as other third party technologies, to develop and participate in resource monetization projects in a number of global locations.

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(Tables Follow)

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to commercializing the Syntroleum Process and related technologies and products, the Company’s ongoing life and the effect of cost savings. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intent," "may," "project," "plan" "should," “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated GTL or related natural gas liquids or oil and gas projects may not be available, the schedule for development, construction and operation of proposed GTL plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale GTL plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, our ability to obtain interest in natural gas properties for our sub-quality gas monetization projects, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces Third Quarter Results

October 31, 2006

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue
Joint Development	$ 390	$ 616	$ 1,020	$ 7,044
Other	2,470	92	2,580	98
Total Revenue	2,860	708	3,600	7,142

Operating Expenses
DOE Catoosa Project	1,988	2,456	7,642	7,039
Pilot Plant, Engineering, and R&D	3,409	2,980	10,057	7,586
Depreciation, Depletion, Impairment and Amortization	2,817	3,574	5,252	3,943
G&A and Other (includes non-cash equity compensation of $1,748 and $551 for the three months ended September 30, 2006 and 2005, respectively, and $5,202 and $3,788 for the nine months ended September 30, 2006 and 2005, respectively.)	7,455	4,876	21,105	17,023
Total Operating Expenses	15,669	13,886	44,056	35,591

Income (Loss) from Operations	(12,809)	(13,178)	(40,456)	(28,449)

Investment and Interest Income	597	785	2,040	1,731
Interest Expense	(580)	(430)	(1,561)	(1,275)
Other Income (Expense)	(292)	25	(1,500)	4,023

Income (Loss) from Continuing Operations	(13,084)	(12,798)	(41,477)	(23,970)

Income (Loss) from Discontinued Domestic Oil and Gas Business	63	(2,616)	(150)	(3,642)

Net Income (Loss)	$ (13,021)	$ (15,414)	$ (41,627)	$ (27,612)

Earnings (Loss) Per Share (Basic and Diluted): Continuing Operations	$ (0.23)	$ (0.23)	$ (0.74)	$ (0.45)
Discontinued Operations	$ -	$ (0.05)	$ -	$ (0.07)
Net Income	$ (0.23)	$ (0.28)	$ (0.74)	$ (0.52)

Weighted Average Shares Outstanding	55,870	55,443	55,803	52,888

Syntroleum Announces Third Quarter Results

October 31, 2006

Syntroleum Corporation and Subsidiaries
Condensed Balance Sheets (Unaudited) (Amounts in thousands)

	September 30, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$ 38,251	$ 69,663
Restricted Cash	2,595	1,684
Other Current Assets	2,781	6,111
Property and Equipment Held for Sale	1,000	1,927
Total Non-Current Assets	8,948	10,410

Total Assets	$ 53,575	$ 89,795

Liabilities and Stockholders’ Equity
Current Liabilities	$ 3,355	$ 5,438
Current Maturities of Convertible Debt	27,281	25,925
Non-Current Liabilities	46	114
Stranded Gas Venture	5,304	4,247
Deferred Revenue	21,202	20,952
Minority Interests	706	706

Total Liabilities	57,894	57,382

Total Stockholders’ Equity	(4,319)	32,413

Total Liabilities and Stockholders’ Equity	$ 53,575	$ 89,795